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                                                                  EXHIBIT 3.16

                          SECOND AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                                  REHEIS, INC.

                                    BY-LAWS

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----
ARTICLE 1 - Stockholders . . . . . . . . . . . . . . . . . . .      1

     Section  1.1  Place of Meetings . . . . . . . . . . . . .      1
     Section  1.2  Annual Meeting  . . . . . . . . . . . . . .      1
     Section  1.3  Election of Directors . . . . . . . . . . .      1
     Section  1.4  Special Meeting of Stockholders . . . . . .      1
     Section  1.5  Notice of Meetings  . . . . . . . . . . . .      2
     Section  1.6  Business at Special Meetings of
                    Stockholders . . . . . . . . . . . . . . .      2
     Section  1.7  Voting List . . . . . . . . . . . . . . . .      2
     Section  1.8  Quorum  . . . . . . . . . . . . . . . . . .      2
     Section  1.9  Adjournments  . . . . . . . . . . . . . . .      3
     Section  1.10 Voting and Proxies  . . . . . . . . . . . .      3
     Section  1.11 Action at Meeting . . . . . . . . . . . . .      3
     Section  1.12 Action Without Meeting;
                    Unanimous Consent  . . . . . . . . . . . .      3

ARTICLE 2 - Directors  . . . . . . . . . . . . . . . . . . . .      4

     Section  2.1  General Powers  . . . . . . . . . . . . . .      4
     Section  2.2  Number; Qualification; Term of Office . . .      4
     Section  2.3  Election  . . . . . . . . . . . . . . . . .      4
     Section  2.4  Vacancies . . . . . . . . . . . . . . . . .      4
     Section  2.5  Resignation . . . . . . . . . . . . . . . .      4
     Section  2.6  Regular Meetings  . . . . . . . . . . . . .      5
     Section  2.7  Special Meetings  . . . . . . . . . . . . .      5
     Section  2.8  Notice of Special Meetings  . . . . . . . .      5
     Section  2.9  Meetings by Telephone
                    Conference Calls . . . . . . . . . . . . .      5
     Section  2.10 Quorum  . . . . . . . . . . . . . . . . . .      5
     Section  2.11 Action at Meeting . . . . . . . . . . . . .      5
     Section  2.12 Action by Consent . . . . . . . . . . . . .      6
     Section  2.13 Removal of Directors by
                    Stockholders . . . . . . . . . . . . . . .      6
     Section  2.14 Committees  . . . . . . . . . . . . . . . .      6
     Section  2.15 Compensation of  Directors  . . . . . . . .      6

ARTICLE 3 - Officers . . . . . . . . . . . . . . . . . . . . .      7

     Section  3.1  Enumeration . . . . . . . . . . . . . . . .      7
     Section  3.2  Election  . . . . . . . . . . . . . . . . .      7
     Section  3.3  Qualification . . . . . . . . . . . . . . .      7
     Section  3.4  Tenure  . . . . . . . . . . . . . . . . . .      7
     Section  3.5  Resignation and Removal . . . . . . . . . .      7
     Section  3.6  Vacancies . . . . . . . . . . . . . . . . .      8


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
     Section 3.7  Chairman of the Board and
                   Vice Chairman of the Board . . . . . . . .      8
     Section 3.8  President . . . . . . . . . . . . . . . . .      8
     Section 3.9  Vice Presidents . . . . . . . . . . . . . .      8
     Section 3.10 Secretary and Assistant Secretaries . . . .      8
     Section 3.11 Treasurer and Assistant Treasurers  . . . .      9
     Section 3.12 Salaries  . . . . . . . . . . . . . . . . .      9

ARTICLE 4 - Capital Stock . . . . . . . . . . . . . . . . . .     10

     Section 4.1  Issuance of Stock . . . . . . . . . . . . .     10
     Section 4.2  Certificates of Stock . . . . . . . . . . .     10
     Section 4.3  Transfers . . . . . . . . . . . . . . . . .     10
     Section 4.4  Lost, Stolen or Destroyed Certificates  . .     11
     Section 4.5  Record Date . . . . . . . . . . . . . . . .     11

ARTICLE 5 - General Provisions  . . . . . . . . . . . . . . .     12

     Section 5.1  Fiscal Year . . . . . . . . . . . . . . . .     12
     Section 5.2  Corporate Seal  . . . . . . . . . . . . . .     12
     Section 5.3  Waiver of Notice  . . . . . . . . . . . . .     12
     Section 5.4  Voting of Securities  . . . . . . . . . . .     12
     Section 5.5  Evidence of Authority . . . . . . . . . . .     12
     Section 5.6  Certificate of Incorporation  . . . . . . .     12
     Section 5.7  Transactions with Interested
                   Parties  . . . . . . . . . . . . . . . . .     12
     Section 5.8  Severability  . . . . . . . . . . . . . . .     13
     Section 5.9  Pronouns  . . . . . . . . . . . . . . . . .     13

ARTICLE 6 - Amendments  . . . . . . . . . . . . . . . . . . .     13

     Section 6.1 By the Board of Directors  . . . . . . . . .     13
     Section 6.2 By the Stockholders  . . . . . . . . . . . .     13

                                    BY-LAWS

                                       OF

                                  REHEIS, INC.


                            ARTICLE I - Stockholders


     1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or the Secretary, or, if not so designated, at the registered office of the corporation.

     1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in each calendar year, commencing with the year 1995, at a date and time fixed by the Board of Directors, or if the Board of Directors fails to set a date and time on the second Tuesday of August at 10:00 a.m., provided that if this date shall fall upon a legal holiday at the place of the meeting, then such meeting be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

     1.3 Election of Directors. At each annual meeting of stockholders there shall be held an election of directors to succeed the class of directors whose term expires at that meeting.

     1.4 Special Meeting of Stockholders. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time by President, Secretary or the Board of Directors of the Corporation.

     Upon the written request of any person entitled to call a special meeting under these By-Laws or applicable law, which request specifies the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 1.5 hereof. If the Secretary shall fail to fix such date and give notice within 10 days after receipt of such request, the person or persons calling the meeting may do so.

     1.5 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given at the direction of the person or persons authorized to call the meeting not less than 10 not more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     1.6 Business at Special Meetings of Stockholders. Except as otherwise provided by law or in these By-Laws, the business which shall be conducted at any meeting of the stockholders shall be related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 1.4 and
1.5 of the By-Laws.

     1.7 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

     1.8 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of one-third of the shares of the capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The holders of a majority of shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

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     1.9 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and Place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     1.10 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by, the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

     1.11 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

     1.12 Action without Meeting; Unanimous Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the holders of outstanding stock that would be entitled to vote on such action at any annual or special meeting.

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                             ARTICLE 2 - Directors

     2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2 Number. The Board of Directors shall consist of one or more members. The total number of directors shall initially be fixed at two and may thereafter be changed from time to time by action of the stockholders or by action of the Board. Directors need not be stockholders of the corporation. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

     2.3 Election. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

     2.4 Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.5 Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.


     2.7 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the President, Secretary, or by any two or more directors, or by one director in the event that there is only a single director in office.

     2.8 Notice of Special Meeting. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purpose of the meeting.

     2.9 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in meetings of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     2.10 Quorum. One-third of the total number of the whole Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board of Directors.

     2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

     2.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

     2.13 Removal of Directors by Stockholders. The entire Board of Directors or any individual director may be removed from office with or without cause by the holders of a majority of the shares them entitled to vote at an election of directors. In case the entire Board of Directors be so removed, new directors may be elected by the stockholders at such time. In the event that less than the entire Board of Directors be so removed, new directors shall be elected by a majority of the directors then in office, although less than a quorum.

     2.14 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

     2.15 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                              ARTICLE 3 - Officers

     3.1 Enumeration. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers,

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


and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2 Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

     3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

     3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

     3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

     3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     3.7 Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as

                                       7




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are assigned to him by the Board of Directors. If the Board of Directors
appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

     3.8 President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, if he is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

     3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such power as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of

Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to tune be assigned to him by the Board of Directors or the president. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render as required by the Board of Arrectors statements of all such transactions and of the financial condition of the corporation.

     The Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

     3.12 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE 4 - Capital Stock

     4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     4.2 Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the

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


name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

     4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation, any transfer agent or registrar.

     4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

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     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                         ARTICLE 5 - General Provisions

     5.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

     5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

     5.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     5.4. Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders

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of any other corporation or organization, the securities of which may be held by this corporation.

     5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     5.6 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

     5.7 Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Arrectors, a committee of the Board of Directors, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     5.8 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or

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ineffective shall not affect or invalidate any other provision of these By-Laws.

     5.9 Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                             ARTICLE 6 - Amendments

     6.1 By the Board of Directors. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

     6.2 By the Stockholders. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been Stated in the notice of such special meeting.

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